UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2013

______________
Crexendo, Inc.
(Exact name of registrant as specified in its charter)
______________

Delaware	001-32277	87-0591719
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1615 South 52nd Street, Tempe, AZ  85281
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (602) 714-8500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2013, David Krietzberg, Chief Administrative Officer (“CAO”) informed Crexendo, Inc. (“the Company”) that he is resigning as CAO effective July 15, 2013. Mr. Krietzberg’s decision was not the result of any disagreement between the Company and Mr. Krietzberg on any matter relating to the Company's operations, policies or practices.  Mr. Krietzberg has agreed to remain with the Company as an employee until December 31, 2013 to assist in completing projects he has been working on and to transition his roles to others. Mr. Krietzberg is intending to return to his consulting practice. The Company does not have a present intention to replace the position of CAO.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Crexendo, Inc

Date: July 2, 2013	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer

3